Exhibit 99.1

SERVISFIRST BANCSHARES, INC.

INCREASES QUARTERLY DIVIDEND BY 20%

BIRMINGHAM, AL (PR Newswire) – March 16, 2015 – ServisFirst Bancshares, Inc., (NASDAQ: SFBS) (“ServisFirst”), the holding company for ServisFirst Bank, today announced that, at a meeting held on March 16, 2015, its Board of Directors declared a quarterly cash dividend of $0.06 per share, payable on April 15, 2015 to stockholders of record as of April 8, 2015.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary, ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Mobile, Montgomery and Dothan, Alabama, Pensacola, Florida, Nashville, Tennessee, Atlanta, Georgia, and Charleston, South Carolina. ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbank.com.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbank.com or by calling (205) 949-0302.

Contact: ServisFirst Bank

Davis Mange (205) 949-3420

DMange@servisfirstbank.com